Exhibit 15.1

AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE TERMS OF REFERENCE

PATAGONGIA GOLD CORP.
(formerly HUNT MINING CORP.)
(the “Corporation”)

Charter of the Audit Committee of the Board of Directors

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of the Corporation.

The Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the external auditors as well as any officer of the Corporation, or outside counsel for the Corporation, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee shall have unrestricted access to the books and records of the Corporation and has the authority to retain, at the expense of the Corporation, special legal, accounting, or other consultants or experts to assist in the performance of the Committee's duties.

The Committee shall review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.

In fulfilling its responsibilities, the Committee will carry out the specific duties set out in Part III of this Charter.

II. AUTHORITY OF THE AUDIT COMMITTEE

The Committee shall have the authority to:

(a)	engage independent counsel and other advisors as it determines necessary to carry out its duties;
(b)	set and pay the compensation for advisors employed by the Committee; and
(c)	communicate directly with the external auditors.

III. RESPONSIBILITIES

A. Independent Auditors

1.
The Committee shall recommend to the Board the external auditors to be nominated, shall set the compensation for the external auditors, provide oversight of the external auditors and shall ensure that the external auditors report directly to the Committee.

2.
The Committee shall be directly responsible for overseeing the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

3.	The Committee shall review the external auditors' audit plan, including scope, procedures and timing of the audit.

4.	The Committee shall review the results of the annual audit with the external auditors, including matters related to the conduct of the audit.

5.
The Committee shall obtain timely reports from the external auditors describing critical accounting policies and practices, alternative treatments of information within generally accepted accounting principles that were discussed with management, their ramifications, and the external auditors' preferred treatment and material written communications between the Corporation and the external auditors.

6.	The Committee shall pre-approve all non-audit services not prohibited by law to be provided by the external auditors.

7.	The Committee shall review fees paid by the Corporation to the external auditors and other professionals in respect of audit and non-audit services on an annual basis.

8.	The Committee shall review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former auditors of the Corporation.

9.	The Committee shall monitor and assess the relationship between management and the external auditors and monitor and support the independence and objectivity of the external auditors.

B. FINANCIAL ACCOUNTING AND REPORTING PROCESS

1.
The Committee shall review the annual audited financial statements to satisfy itself that they are presented in accordance with generally accepted accounting principles and report thereon to the Board and recommend to the Board whether or not same should be approved prior to their being filed with the appropriate regulatory authorities. The Committee shall also review the interim financial statements. With respect to the annual audited financial statements, the Committee shall discuss significant issues regarding accounting principles, practices, and judgments of management with management and the external auditors as and when the Committee deems it appropriate to do so. The Committee shall satisfy itself that the information contained in the annual audited financial statements is not significantly erroneous, misleading or incomplete and that the audit function has been effectively carried out.

2.
The Committee shall review management’s discussion and analysis relating to annual and interim financial statements, earnings press releases, and any other public disclosure documents that are required to be reviewed by the Committee under any applicable laws prior to their being filed with the appropriate regulatory authorities.

3.
The Committee shall meet no less frequently than annually with the external auditors and the Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, to review accounting practices, internal controls and such other matters as the Committee, Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, deems appropriate.

4.
The Committee shall be satisfied that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements other than earnings press releases, and periodically assess the adequacy of these procedures.

5.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

6.
The Committee shall inquire of management and the external auditors about significant risks or exposures, both internal and external, to which the Corporation may be subject, and assess the steps management has taken to minimize such risks.

7.	The Committee shall review the post-audit or management letter containing the recommendations of the external auditors and management's response and subsequent follow-up to any identified weaknesses.

8.	The Committee shall ensure that there is an appropriate standard of corporate conduct including, if necessary, adopting a corporate code of ethics for senior financial personnel.

9.	The Committee shall provide oversight to related party transactions entered into by the Corporation.

C. Other Responsibilities

The Committee shall perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate.

IV. COMPOSITION AND MEETINGS

1.
The Committee and its membership shall meet all applicable legal, regulatory and listing requirements, including, without limitation, securities laws, the listing requirements of any stock exchange or stock exchanges or other trading facilities, if any, on which the common shares in the capital of the Corporation are then listed and/or posted for trading, the Business Corporations Act (British Columbia) and all applicable securities regulatory authorities.

2.	The Committee shall be composed of three or more directors as shall be designated by the Board from time to time, one of whom shall be designated by the Board to serve as Chair.

3.
The Committee shall meet at least quarterly, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements. A minimum of two and at least 50% of the members of the Committee present either in person or by telephone shall constitute a quorum.

4.
If within one-half of an hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one-half of an hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

5.	If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

6.
The time and place at which meetings of the Committee shall be held, and procedures at such meetings, shall be determined from time to time by, the Committee. A meeting of the Committee may be called by letter, telephone, facsimile, email or other communication equipment, by giving at least 48 hours notice, provided that no notice of a meeting shall be necessary if all of the members are present either in person or by means of conference telephone or if those absent have waived notice or otherwise signified their consent to the holding of such meeting.

7.
Any member of the Committee may participate in a meeting of the Committee by means of conference telephone or other communication equipment, and the member participating in a meeting pursuant to this paragraph shall be deemed, for purposes hereof, to be present in person at the meeting.

8.
The Committee shall keep minutes of its meetings which shall be submitted to the Board. The Committee may, from time to time, appoint any person who need not be a member, to act as a secretary at any meeting.

9.	The Committee may invite such officers, directors and employees of the Corporation and its subsidiaries as it may see fit, from time to time, to attend meetings of the Committee.

10.
Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose. Actions of the Committee may be taken by an instrument or instruments in writing signed by all members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose. All decisions or recommendations of the Committee shall require the approval of the Board prior to implementation.